Exhibit 32.1
Park City Group, Inc. & Subsidiaries
Certification Pursuant To
18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the annual Report of Park City Group, Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randall K. Fields, Principal Executive Officer of the Company and I, John Merrill, Principal Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:                                        November 14, 2008

____________________________________________ /s/ Randall K. Fields Principal Executive Officer, CEO

Dated:                                        November 14, 2008

____________________________________________ /s/ John R. Merrill Principal Financial & Accounting Officer, CFO